Synthetic Biologics Completes $10.8 Million Private Placement Financing

For Immediate Release

Rockville, MD, October 31, 2012 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a developer of synthetic biologics and innovative medicines for serious diseases and unmet medical needs, announced today the successful completion of its previously announced private placement in connection with stock purchase agreements dated October 25, 2012. The Company sold approximately 6.8 million shares of its common stock at a purchase price of $1.60 per share to new and existing investors for gross proceeds of approximately $10.8 million. This transaction was completed at a discount to market and no warrants were issued to the investors. Existing investors and an affiliate of R.J. Kirk constituted a majority of the participating investors in this transaction.

“We are very pleased to complete this financing and to receive such solid support from both our new and existing investors, who share our vision of the emerging field of synthetic biologics,” stated Jeffrey Riley, Chief Executive Officer of Synthetic Biologics, Inc. “This new capital provides us with a strong cash position going forward. It allows us to advance our lead programs to develop monoclonal antibody therapies for certain infectious diseases and a synthetic DNA-based therapy for pulmonary arterial hypertension through our Exclusive Channel Collaborations with Intrexon Corporation. We believe that we are well-positioned to achieve significant milestones related to these cutting edge development programs.”

In addition to funding the Company’s monoclonal antibody and synthetic DNA programs, the net proceeds are intended to be used for general corporate purposes, including the execution of its business plan as well as the expansion and advancement of its pipeline.

The common stock sold in the private placement transaction has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Accordingly, the securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The Company has also agreed to provide registration rights to the investors with respect to the shares issued to them in this private placement.

Griffin Securities, Inc. served as the Company’s exclusive financial advisor and placement agent for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Synthetic Biologics, Inc.

Synthetic Biologics is a biotechnology company focused on the development of product candidates to address serious diseases and unmet medical needs. Synthetic Biologics is developing a series of monoclonal antibodies (mAbs) for the treatment of serious infectious diseases not adequately addressed by existing therapies and a synthetic DNA-based therapy for the treatment of pulmonary arterial hypertension (PAH). The Company is also developing a drug candidate for the treatment of relapsing-remitting multiple sclerosis (MS) and cognitive dysfunction in MS, and designing a clinical development pathway for the treatment of amyotrophic lateral sclerosis (ALS). For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release includes forward-looking statements on Synthetic Biologics’ current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding our ability to achieve milestones, the use of proceeds and the impact of the financing. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, the allocation of resources among different potential uses, unanticipated expenses that could cause a change in our use of proceeds or require additional funds, a failure of our clinical trials to be completed on time or to achieve desired results, a failure to develop our product candidates successfully and other factors described in Synthetic Biologics’ report on Form 10-K/A for the year ended December 31, 2011 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Kris Maly

Vice President, Corporate Communication

(734) 332-7800, ext. 22

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